Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 29, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Avago Technologies Limited’s Annual Report on Form 10-K for the year ended November 2, 2014.

/s/ PricewaterhouseCoopers LLP
San Jose, California
May 5, 2015